Exhibit 10.11

FORM OF

FRESH VINE WINE, INC.
Restricted Stock UNIT Agreement

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), made effective as of [___________________], 202[__] is by and between Fresh Vine Wine, Inc., a Nevada corporation (the “Company”), and [____________](“Employee”).

Background

A. The Company has adopted the Fresh Vine Wine, Inc.2021 Equity Incentive Plan (the “Plan”), to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company.

B. The Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”) believes that entering into this Agreement with Employee is consistent with the stated purposes for which the Plan was adopted.

C. The Company desires to grant restricted stock units to Employee, and Employee desires to accept such restricted stock units, on the terms and conditions set forth herein and in the Plan.

D. The terms of this Agreement are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as a “short-term deferral” of compensation. Code Section 409A and the Treasury Regulations issued thereunder are referred to in this Agreement as “Section 409A.”

AGREEMENT

NOW, THEREFORE, it is agreed as follows:

1. Grant of Restricted Stock Units. Subject to Section 2 below, the Company hereby grants to Employee an Incentive consisting of, in the aggregate, [_________] ([_______]) restricted stock units (the “Units”). Each Unit represents the right to receive one share of Common Stock (“Shares”) from the Company, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2. Vesting and Forfeiture of Units.

(a) Generally. Except as otherwise provided herein, the Units will vest on the date that is one hundred eighty (180) days after the date of the final prospectus used to sell shares of Common Stock of the Company in the Company’s initial public offering (the “Vesting Date”). Except as set forth in Section 2(b) below, Employee need not remain continuously employed by the Company through the Vesting Date for the Units to vest.

(b) Forfeiture. If Employee voluntarily terminates Employee’s employment with the Company prior to the Vesting Date, or if Employee’s employment with the Company is terminated by the Company prior to the Vesting Date for “Cause,”), Employee’s unvested Units shall be automatically forfeited upon such termination of employment and the Company shall not have any further obligations to Employee under this Agreement.

(c) Definitions. For purposes of this Agreement, “Cause” shall have the meaning ascribed to such term in Employee’s written employment agreement with the Company, provided, however, if at any time Employee has no written employment agreement with the Company, the following events will constitute “Cause”:

(i) Employee’s conviction or plea relative to a crime that constitutes a felony (whether or not such conviction is pending appeal);

(ii) Employee’s fraudulent conduct or misappropriation by Employee against the Company (including without limitation theft or embezzlement of Company property) or other dishonest act with respect to the Company or its affairs;

(iii) Employee’s habitual intoxication, drug use or chemical substance abuse by any intoxicating or chemical substance, which intoxication, use or abuse adversely affects her ability to perform her duties of employment;

(iv) Any act or omission by Employee which is injurious in any material respect to the financial condition or business reputation of the Company and which resulted from Employee’s inexcusable misconduct or inexcusable neglect, provided that Employee has been given ten (10) days’ prior written notice identifying such alleged act or omission and the resulting injury, and, if such injury is capable of being cured, Employee fails to cure such failure within ten (10) days after receipt of such written notice;

(v) Employee’s breach of any confidentiality, non-solicitation and/or non-competition agreement with the Company to which Employee is a party;

(vi) Employee’s violation of a written Company policy that adversely effects the Company in any material respect, provided that Employee has been given ten (10) days’ prior written notice identifying such violation and the resulting adverse effect, and, if such adverse effect is capable of being cured, Employee fails to cure such adverse effect within ten (10) days after receipt of such written notice; or

(vii) Employee’s continued, repeated or willful failure to perform her employment duties or comply with reasonable written directives from Company management, provided that Employee has been given ten (10) days’ prior written notice specifying the event(s) giving rise to such failure, and, if such failure is capable of being cured, Employee fails to cure such failure within ten (10) days after receipt of such written notice.

3. Form and Timing of Payment. As soon as administratively practicable following the Vesting Date, but no later than thirty (30) days thereafter, the Company shall register on the books of the Company and issue one or more certificates in Employee’s name evidencing a number of Shares equal to the number of Units vested on such Vesting Date, subject to any tax withholding required under Section 5. Whenever the Company shall become obligated to issue Shares in respect of a Unit subject to this Agreement, all rights of Employee with respect to such Unit, other than the right to such issuance, shall terminate and be of no further force or effect and such Unit shall be cancelled.

4. No Right to Continuation of Employment or Corporate Assets; No Rights as Stockholder. Nothing contained in this Agreement shall be deemed to grant Employee any right to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Employee, Employee’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. Employee shall not have any rights of a stockholder with respect to the Shares underlying the Units unless and until the Units vest and are settled by the issuance of such Shares.

5. Withholding of Tax. To the extent that the receipt of Units, cash or Common Stock results in income to Employee for federal or state income tax purposes, Employee shall pay the applicable withholding tax, which may be paid by any method permitted under the Plan.

6. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Units shall be adjusted or terminated in any manner as contemplated by Section 10.6 of the Plan.

7. No Assignment of Units or Rights to Shares. Neither Employee nor any beneficiary shall have any right to assign, pledge or otherwise transfer any Units or any right to receive cash or shares of Common Stock under this Agreement, except to the limited extent permitted under the Plan. No creditor of Employee (or of any beneficiary) shall have any right to garnish or otherwise attach any Units or any right to receive cash or shares of Common Stock under this Agreement. In the event of any attempted assignment, pledge or other transfer, or attempted garnishment or attachment by a creditor, the Company shall have no further liability under this Agreement.

8. The Plan; Administration. The Units are granted pursuant to the Plan and is governed by the terms thereof, which are incorporated herein by reference. The Board and/or the Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Board and/or the Committee with respect thereto and to this Agreement shall be final and binding upon the Employee. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall govern and control. By the execution of this Agreement, Employee acknowledges receipt of a copy of the Plan.

9. General.

(a) Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Executive Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to Employee under this Agreement shall be in writing and addressed to Employee at Employee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

(b) This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A.

(a) This Agreement may be amended only by a written agreement executed by the Company and Employee.

(b) This Agreement and the Plan embody the entire agreement made between the parties hereto with respect to matters covered herein; and this Agreement shall not be modified except by a writing signed by the parties, except as otherwise provided in the Plan.

(c) Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(d) Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(e) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of California. The venue for any action relating to this Agreement shall be the federal or state courts located in Orange County, California, to which venue each party hereby submits.

Signature Page follows.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Agreement to be effective as of the date first set forth above.

EMPLOYEE:

FRESH VINE WINE, INC.:

By:
Name:
Title:

Signature Page – Restricted Stock Purchase Agreement

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